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                                                                    Exhibit 10.1

                                  FIRST AMENDED

                          CHIPS AND TECHNOLOGIES, INC.

                       1988 NONQUALIFIED STOCK OPTION PLAN

                              FOR OUTSIDE DIRECTORS

                      (AS AMENDED THROUGH NOVEMBER 9, 1995)

      1. Purpose. The Chips and Technologies, Inc. 1988 Nonqualified Stock Option Plan for Outside Directors (the "Prior Plan") was established effective as of March 1, 1988 (the "Effective Date"), to create additional incentive for the outside directors of Chips and Technologies, Inc. and any successor corporation thereto (collectively referred to as the "Company"), to promote the financial success and progress of the Company. The Prior Plan is amended and restated as the First Amended Chips and Technologies, Inc. 1988 Nonqualified Stock Option Plan for Outside Directors (the "Plan") effective upon approval of the Company's stockholders (the "Amendment Effective Date").

      2. Administration. The Plan shall be administered by the Board of Directors of the Company (the "Board") and/or by a duly appointed committee of the Board having such powers as shall be specified by the Board. Any subsequent references to the Board shall also mean the committee if such committee has been appointed. All questions of interpretation of the Plan or of any options granted under the Plan (an "Option") shall be determined by the Board, and such determinations shall be final and binding upon all persons having an interest in the Plan and/or any Option. All Options shall be nonqualified stock options. Any officer of the Company shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, or election which is the responsibility of or which is allocated to the Company herein, provided the officer has apparent authority with respect to such matter, right, obligation, or election.

      3. Eligibility and Type of Option. The Options may be granted only to directors of the Company who are not employees of the Company or any present parent and/or subsidiary corporations of the Company. Options granted to eligible directors of the Company ("Outside Directors") shall be nonqualified stock options, that is, options which do not meet the requirements of section 422(b) of the Internal Revenue Code of 1986, as amended (the "Code"). For purposes of the Plan, a parent corporation and a subsidiary corporation shall be as defined in sections 424(e) and 424(f) of the Code.

      4. Shares Subject to Option. Options shall be options for the purchase of the authorized but unissued common stock of the Company (the "Stock") subject to adjustment as provided in Paragraph 8 below. The maximum number of shares of Stock which may be issued under the Plan shall be 550,000 shares. In the event that any outstanding Option for any reason expires or is terminated and/or shares subject to repurchase are repurchased by the

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Company, the shares of Stock allocable to the unexercised portion of such Option may again be subjected to an Option.

      5. Time for Granting Options. All Options shall be granted, if at all, within ten (10) years from the Effective Date.

      6. Terms, Conditions and Form of Options. Options granted pursuant to the Plan shall be evidenced by written agreements ("Stock Option Agreements") specifying the number of shares of Stock covered thereby, in substantially the form attached hereto as Exhibit A and incorporated herein by reference (the "Option Agreement"), except as set forth herein, and shall comply with and be subject to the following terms and conditions:

         (a) Automatic Grant of Options.

             (i) Each Outside Director shall be granted an Option for Twenty Thousand (20,000) shares of Stock upon the later of the Effective Date or the date said Outside Director is first elected to serve on the Board.

             (ii) The Anniversary Date of an Outside Director who was elected to the Board prior to the Effective Date shall be the date which is twelve (12) months after the Effective Date, and successive anniversaries thereof. The Anniversary Date of any Outside Director who is elected to the Board on or after the Effective Date shall be the date which is twelve (12) months after such election and successive anniversaries thereof. The Anniversary Date of a director who is employed by the Company or a present parent and/or subsidiary corporation of the Company and who subsequently terminates such employment while remaining on the Board shall be the date following such termination of employment.

             (iii) Each Outside Director shall be granted on the Amendment Effective Date an additional Option for the Ten Thousand (10,000) shares of Stock for each odd Anniversary Date of such Outside Director which occurred subsequent to the later of the Effective Date or such Outside Director's election to the Board and prior to the Amendment Effective Date. For example, an Outside Director elected to the Board prior to the Effective Date would be granted an Option for Thirty Thousand (30,000) shares of Stock computed as follows:

  10,000 multiplied by 3 odd year Anniversary Dates (3-1-89, 3-1-91 and 3-1-93).

Vesting on each Ten Thousand (10,000) share Option granted pursuant to this Paragraph 6(a)(iii) shall run from the odd Anniversary Date to which such grant relates.

             (iv) Each Outside Director shall be granted an additional Option for Ten Thousand (10,000) shares of Stock upon every Anniversary Date occurring on or after the Amendment Effective Date of said Outside Director's tenure as a Director.

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             (v)    Each Outside Director shall be granted an additional Option on the Amendment Effective Date and on every Anniversary Date thereafter on which such Outside Director is a member of one or more Board Committees ("Committee Membership") for a number of shares of Stock determined as follows. For each Committee Membership, the Outside Director shall be granted Two Thousand Five Hundred (2,500) shares of Stock.

             (vi) An Outside Director who is serving as Chairman of the Board shall be granted an additional Option on the Amendment Effective Date and upon every Anniversary Date thereafter on which the Outside Director is so serving as Chairman of the Board for Five Thousand (5,000) shares of Stock.

             (vii) Notwithstanding any other provision of the Plan, no Option shall be granted to any individual who is no longer serving as an Outside Director of the Company, Committee Member, or Chairman of the Board, as the case may be, on an Anniversary Date which would otherwise be a date of grant.

             (viii) For purposes of determining the number of Option shares under Paragraphs 6(a)(v) and (vi), only service while an Outside Director shall be counted.

      (b) Option Price. The option price per share for an Option shall be the fair market value, as determined by the closing price of the Company's common stock on the National Association of Securities Dealers Automated Quotation System (the "NASDAQ System") as reported in the Wall Street Journal on the date of the granting of the Option. If the such date prior to the date of the granting of the Option does not fall on a day on which the Company's Stock is trading on the NASDAQ System or a national securities exchange, the date on which the Option price per share shall be established shall be the last day on which the Company's Stock was so traded prior to the date of the granting of the Option. Notwithstanding the foregoing, an Option may be granted with an exercise price lower than the minimum exercise price set forth above if such Option is granted pursuant to an assumption or substitution for another option in a manner qualifying with the provisions of section 424(a) of the Code.

      (c) Exercise Period of Options. Any Option granted hereunder shall be exercisable for a term of ten (10) years.

      (d) Payment of Option Price. Payment of the option price for the number of shares of Stock being purchased pursuant to any Option shall be made:

          (i)   in cash;

         (ii)   by check, or

        (iii) by the assignment of the proceeds of a sale of some or all of the shares being acquired upon the exercise of the Option (including, without limitation, through

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an exercise complying with the provisions of Regulation T as promulgated from time to time by the Board of Governors of the Federal Reserve System).

      7. Authority to Vary Terms. The Board shall have the authority from time to time to vary the terms of the Option Agreement either in connection with the grant of an individual Option or in connection with the authorization of a new standard form or forms; provided, however, that the terms and conditions of such revised or amended stock option agreements shall be in accordance with the terms of the Plan.

      8. Effect of Change in Stock Subject to the Plan. Appropriate adjustments shall be made in the number and class of shares of Stock subject to the Plan and to any outstanding Options and in the option price of any outstanding Options in the event of a stock dividend, stock split, reverse stock split, combination, reclassification, or like change in the capital structure of the Company.

      9. Ownership Change and Transfer of Control. For the purposes hereof, the "Control Company" shall mean Chips and Technologies, Inc. An "Ownership Change" shall be deemed to have occurred in the event of any of the following occurrences with respect to the Control Company:

         (a) the direct or indirect sale or exchange by the stockholders of the Control Company of all or substantially all of the stock of the Control Company;

         (b) a merger in which the Control Company is a party; or

         (c) the sale, exchange, or transfer of all or substantially all of the Control Company's assets.

      A "Transfer of Control" shall mean an Ownership Change in which the stockholders of the Control Company before such Ownership Change do not retain, directly or indirectly, at least a majority of the beneficial interest in the voting stock of the Control Company.

      In the event of a Transfer of Control, the Board, in its sole discretion, shall either (i) provide that any unvested portion of the Option shall be immediately exercisable and vested as of a date prior to the Transfer of Control, as the Board so determines, or (ii) arrange with the surviving, continuing, successor, or purchasing corporation, as the case may be, that such corporation either assume the Company's rights and obligations under outstanding stock option agreements or substitute options for such corporation's stock for such outstanding options. Any Options which are neither exercised as of the date of the Transfer of Control nor assumed by the surviving, continuing, successor, or purchasing corporation, as the case may be, shall terminate effective as of the date of the Transfer of Control.

      10. Options Non-Transferable. During the lifetime of the Optionee, an Option shall be exercisable only by said Optionee. No Option shall be assignable or transferable by the Optionee, except by will or by the laws of descent and distribution.



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      11. Termination or Amendment of Plan. The Board, including any duly appointed committee of the Board, may terminate or amend the Plan at any time; provided, however, that without the approval of the Company's stockholders, there shall be (i) no increase in the total number of shares covered by the Plan (except by operation of the provisions of Paragraph 8, above), and (ii) no expansion in the class of persons eligible to receive nonqualified stock options. Notwithstanding the foregoing, the Plan may not be amended more frequently than once every six (6) months, other than to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act, or the rules thereunder. In any event, no amendment may adversely affect any then outstanding Option or any unexercised portion thereof, without the consent of the Optionee.

      IN WITNESS WHEREOF, the undersigned Secretary of the Company certifies that the foregoing First Amended Chips and Technologies, Inc. 1988 Nonqualified Stock Option Plan for Outside Directors was duly adopted by the Board of Directors of the Company on the October 1, 1993, approved by a majority of the stockholders of the Company on November 10, 1993, and as subsequently amended through November 9, 1995.

                                                             Jeffery Anne Tatum,
                                                             Secretary



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                                   EXHIBIT A
                       NONQUALIFIED STOCK OPTION AGREEMENT
                              FOR OUTSIDE DIRECTORS

                                     Between
                          CHIPS AND TECHNOLOGIES, INC.

                                       and
                           [firstname] [lastname]

                          Grant Number [grantnumber]

      You have been granted an option under the First Amended Chips and Technologies, Inc. 1988 Nonqualified Stock Option Plan for Outside Directors (the "Plan"). This Agreement describes the terms and conditions of your option (the "Agreement").

Number of Shares          Your option is for [shares] shares of the common
                          stock of Chips and Technologies, Inc., a Delaware corporation ("Chips"). Chips will make appropriate adjustments in the number, option price, and class of your shares if there is a stock dividend, stock split, or like change in the capital structure of Chips. If a majority of Chips' shares which are of the same class as your shares are converted into the shares of another corporation ("New Shares"), Chips may make your option exercisable for New Shares but shall adjust the number of shares and the exercise price for the New Shares in a fair and equitable manner.

Option Price              You may purchase your option shares for [optionprice]
                          per share, which was the closing price of the common stock of Chips on [grantdate].

Type of Option            This option is intended to be a nonqualified stock
                          option and will not be treated as an incentive stock option as defined in section 422(b) of the Internal
                          Revenue Code of 1986, as amended (the "Code").

Grant Date                The "Grant Date" of your option is [grantdate].

Initial Vesting Date      The "Initial Vesting Date" of your option is
                          [period1vestdate], which is six (6) months from the Grant Date. This is the date your option begins to vest.


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Exercisability            You may exercise your option immediately in its
                          entirety on or after the Grant Date. However, if you buy unvested option shares, they may not be sold or otherwise transferred until they become vested. (See Right to Repurchase below).

Term Your option will expire on [period1expiredate], the "Expiration Date", which is ten (10) years from the Grant Date, unless your service as a director of Chips is terminated as explained below, or unless Chips is involved in a "transfer of control" transaction as explained below.

Vesting of Options        On the Initial Vesting Date, [period1sharesvesting]
                          shares of the option will be vested (one-eighth (1/8) of the option shares). Thereafter one-forty-eighth
                          (1/48) of the option shares will vest for each full month of your continuous service as a director of Chips from the Initial Vesting Date. Your option stops vesting when your service as a director of Chips terminates.

Your Right to Buy
Unvested Shares           You can buy shares that have not yet vested.
                          The number of shares you buy over and above your vested shares are "unvested shares." They may not be sold or otherwise be transferred until they become vested.

Chips' Right to
Repurchase Your
Unvested Shares           If your service as a director of Chips terminates for
                          any reason, with or without cause while you are holding unvested shares, or if you or your legal representative attempts to sell, exchange, transfer, pledge, or otherwise dispose of any unvested shares
                          (other than pursuant to an "ownership change", as defined below), Chips may buy those unvested shares back from you at the option price you originally paid as adjusted to reflect changes in the number, exercise price and class of the shares.

                          If Chips wishes to exercise its right to repurchase your unvested shares, it must give you written notice within sixty (60) days after the later of (i) the termination of your service as a director or your exercise of your option, if later, or (ii) the date Chips received notice of the attempted disposition of the shares by you or your legal representative.


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                          Chips must exercise its right to repurchase the
                          unvested shares, if at all, for all of the unvested shares unless Chips and you otherwise agree. However, Chips will not repurchase your unvested shares if you transfer your unvested shares to your ancestors, descendents, or spouse or to a trustee for their benefit and the transferee agrees in writing (in a form satisfactory to Chips) to take the shares subject to Chips' right of repurchase.

                          In the event Chips is unable to exercise the right of repurchase under the provisions of Section 160 of the Delaware General Corporation Law, or the corresponding provisions of other applicable law, Chips may assign the right of repurchase to one or more persons selected by Chips' Board of Directors (the
                          "Board").

Escrow for Unvested
Shares To ensure that the unvested shares will be available for repurchase by Chips, when you buy any unvested shares, you may be required to deposit the certificate for the shares with an escrow agent designated by Chips under the terms and conditions of an escrow agreement approved by Chips. Chips will pay the escrow costs.

Payment by Chips
through Escrow            If Chips exercises its right to repurchase your
                          unvested shares, Chips will make payment to the escrow agent on behalf of you or your legal representative in cash within sixty (60) days after Chips mails to you its written notice of exercise of right of repurchase.
                          For purposes of this payment, cancellation of any outstanding promissory note of yours that you have previously delivered to Chips will be treated as payment in cash to the extent of the unpaid principal and any accrued interest canceled. Within thirty (30) days after payment by Chips, the escrow agent will give the shares which Chips has purchased to Chips and give the payment received from Chips to you.

Legend on Unvested
Shares Chips may stamp your certificates for unvested shares you purchase with a special legend referring to Chips' right of repurchase. As your vesting percentage increases, you may request, at reasonable intervals, that Chips exchange


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                          such legended shares which have vested for shares
                          without such a legend.

Stock Dividends           If, from time to time, there is any stock dividend,
                          stock split, or other change in the character or amount of any of Chips' outstanding stock, then any and all new substituted or additional securities to which you are entitled by reason of your ownership of option shares will be immediately subject to Chips' right of repurchase with the same force and effect as your option shares subject to the right of repurchase immediately before such event. (See Right to Repurchase above.)

Ownership Change          The following events constitute an "ownership
                          change" of Chips: (1) the direct or indirect sale or exchange by Chips' stockholders of all or substantially all of Chips' stock; (2) a merger in which Chips is a party; or (3) the sale, exchange, or transfer of all or substantially all of Chips' assets.

                          If there is an ownership change, Chips' right of repurchase will continue but your service as a director will include service with Chips and any parent or subsidiary corporation of Chips (as defined in Section 424 of the Code) at the time you were a director whether or not such corporation was included in such term before and after the ownership change.

Transfer of Control       A "transfer of control" of Chips means an
                          ownership change in which Chips' stockholders before such ownership change do not retain, directly or indirectly, at least a majority of the beneficial interest in Chips' voting stock.

                          In the event of a transfer of control, the Board, in its sole discretion, will either (i) provide that any unvested portion of your option will become vested as of a date prior to the transfer of control, as the Board so determines, or (ii) arrange with the surviving, continuing, successor, or purchasing corporation, as the case may be, that such corporation either assume Chips' rights and obligations under this Agreement or substitute options for such corporation's stock for your option. Your option will terminate on the date of the transfer of control to the extent that your option is neither exercised as of the date


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                          of the transfer of control nor assumed by the
                          surviving, continuing, successor, or purchasing corporation, as the case may be.

Termination of Your
Service as Director       If you cease to be a director of Chips for
                          any reason, your option as to unvested shares expires immediately.

                          If you cease to be a director of Chips because of your death or disability as defined in Section 422(c) of the Code, your option as to vested shares expires six
                          (6) months after your service as a director ends or on the Expiration Date of the term of the option, whichever is first.

                          If you cease to be a director of Chips because of any other reason, your option as to vested shares expires one (1) month after your service as a director ends or on the Expiration Date of the term of the option, whichever is first.

                          However, if a sale, within the applicable time periods set forth in the preceding two paragraphs, of shares acquired upon the exercise of the option would subject you to suit under Section 16(b) of the Securities Exchange Act of 1934, as amended, your option as to vested shares will not expire until the earliest to occur of (i) the tenth (10th) day following the date on which your sale of such shares would no longer be subject to such suit, (ii) the one hundred and ninetieth (190th) day after your service as a director ends, or (iii) the Expiration Date.

                          Notwithstanding the foregoing, no additional vesting will occur after your service as a director terminates.

Restrictions on
Resale You may not sell your option shares at any time you are in possession of material inside information. In addition, your sale of your option shares will be governed by Chips' trade restriction policy in effect at the time of the proposed sale.

                          You may sell your option shares only during the trading window. This window currently commences on the third day following the release of quarterly financial results and


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                          ends twenty-eight (28) days thereafter, unless
                          extended by Chips' President or Chief Financial
                          Officer.

Notice of Exercise        When you wish to exercise your option, you
                          must send a signed Notice of Exercise to Chips at its main office which currently is:

                                            Chips and Technologies, Inc.
                                            2950 Zanker Road
                                            San Jose, CA 95134
                                            Attn:  Corporate Services

                          Your notice must specify how many whole shares you wish to purchase and must contain any representations and agreements as to your investment intent with respect to the shares required by Chips. Your notice must be delivered in person, by certified or registered mail, return receipt requested, by confirmed facsimile transmission, or by such other means as Chips may permit, to Chips' Stock Administrator, or other authorized representative of Chips, prior to the Expiration Date, accompanied by a signed form of Chips' then current escrow instructions, if you are exercising your option for unvested shares, and full payment of the option price for the number of shares you are purchasing. The Notice of Exercise is effective when it is received by Chips. Chips will not be required to issue fractional shares upon the exercise of your option.

Form of Payment           When you submit your Notice of Exercise,
                          you must include payment of the option price for the number of shares you are purchasing. Payment may be made in one (or a combination of two or more) of the following forms:

                                -     Your personal check
                                -     A cashier's check
                                -     Cash
                                - Assignment of the sale proceeds of some or all of the shares acquired on exercise of the option (including an exercise complying with Regulation T of the Board of Governors of the Federal Reserve System)

Taxes You will be responsible for the payment of any tax liability on income related to the option, its exercise and/or the transfer of any shares acquired upon exercise of the option


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                          and Chips will issue a Form 1099-MISC to report any
                          such income.

Certificate
Registration              Chips will register the certificate or certificates
                          issued upon the exercise of your option in your name or, if applicable, in the name of your heir(s).

Transfer of Option        Prior to your death, only you may exercise
                          your option, and you cannot transfer or assign your option. However, you may dispose of your option in your will or by the laws of descent and distribution.

Stockholder Rights        You, or your estate or heirs, have no rights as
                          a stockholder of Chips until a certificate for your option shares has been issued. No adjustments will be made for dividends or other rights if the applicable record date occurs prior to the date your stock certificate is issued, unless there is a change in the stock as described in the Plan.

Applicable Law            This Agreement will be interpreted and enforced
                          under the laws of the State of California.

Other Agreements          The Plan, as it may be amended from time to time, is
                          incorporated in this Agreement by reference.  This
                          Agreement and the Plan constitute the entire understanding between you and Chips regarding your option. Any prior agreements, understandings, commitments, or negotiations concerning your option are superseded.

Amendment                 Chips may at any time amend or terminate the Plan
                          and/or your option. However, no amendment or termination may adversely affect your option without your consent.

Binding Effect            This Agreement will benefit, and will bind,
                          you, Chips, and the respective heirs, executors, administrators, successors and assigns of you and Chips.

Time of Expiration        Whenever there is a reference in this
                          Agreement to a date when your option expires, the option will expire on that date at 5:00 p.m. local time in San Jose, California.


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      By signing this Agreement, you and Chips agree to all of the terms and conditions described above and in the Plan, including Chips' right to repurchase unvested shares.

                                           CHIPS AND TECHNOLOGIES, INC.

                                           By:
                                                 -----------------------
                                           Its:
                                                 -----------------------
                                           Dated:
                                                 -----------------------


                                           OPTIONEE



                                           -----------------------------
                                           Name:
                                                 -----------------------
                                           Dated:
                                                 -----------------------


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